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                                                                    EXHIBIT 99.3



                    CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN

October 15, 2001

Dear Sir or Madam:

         We consent to inclusion in the Registration Statement on Form S-4 (the "Registration Statement") of Cogent Communications Group, Inc., and the Proxy Statement/Prospectus which is part of the Registration Statement, of our opinion dated August 28, 2001 appearing as Appendix C to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references to our firm name therein.

         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Proxy Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    HOULIHAN LOKEY HOWARD & ZUKIN
                                    FINANCIAL ADVISORS, INC.


                                    /s/ Houlihan Lokey Howard & Zukin